Exhibit 10.2

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is entered into as of February 3, 2016, by and among Mattress Firm Holding Corp., a Delaware corporation (“Parent”), Winter Street Opportunities Fund, L.P., a Delaware limited partnership (“Winter Street”), JWC Fund III Coinvest, LLC, a Delaware limited liability company (“JWC”), and R. Stephen Stagner, an individual residing in the State of Texas (“Stagner”, and together with Winter Street and JWC, “Buyers”, and each, a “Buyer”).

WHEREAS, that certain Stock Purchase Agreement (the “Purchase Agreement”), dated November 25, 2015, by and among Mattress Firm, Inc., a Delaware corporation (“MFI”), HMK Mattress Holdings LLC, a Delaware limited liability company (the “Company”), CCP IV Holdings, LLC, a Delaware limited liability company (“CCP IV Blocker”), CXV Holdings, LLC, a Delaware limited liability company (“CXV Blocker”), and CCP IV SBS Holdings, LLC, a Delaware limited liability company (“CCP IV SBS Blocker,” and collectively with CCP IV Blocker and CXV Blocker, the “Blockers,” and each individually, a “Blocker”), the equityholders of the Company and the Blockers listed on the signature pages attached thereto (the “Sellers”), David Acker, an individual, both individually and in his capacity as a representative of the Sellers, and, both in its capacity as a Seller and a representative of the Sellers, Calera Capital Partners IV, L.P., a Delaware limited partnership (“Calera Capital” and, together with David Acker (in his capacity as a representative of the Sellers), the “Sellers Representative”), was entered into pursuant to which the Sellers agreed to sell, directly or indirectly, all of the outstanding equity interests of the Company to MFI that are held by the Sellers and not otherwise contributed to Parent (the “Acquisition”), upon the terms and conditions set forth in the Purchase Agreement (capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement);

WHEREAS, pursuant to this Agreement, immediately prior to and contingent upon the Closing of the Acquisition, each Buyer desires to purchase from Parent, and Parent desires to sell, issue and deliver to each Buyer, the shares of Parent Stock set forth opposite such Buyer’s name on Exhibit A hereto.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Purchase.

(a)                                 Equity Purchase.  Subject to and in accordance with the terms and conditions set forth in this Agreement, at the Stock Closing Parent shall sell, transfer, assign, and deliver to each Buyer, and each Buyer shall purchase from Parent the number of shares of common stock of Parent (the “Parent Stock”) set forth on Exhibit A hereto for the respective purchase price set forth on Exhibit A hereto (the “Purchase Price”). The shares of Parent Stock to be issued to each Buyer shall be issued free and clear of all Encumbrances other than restrictions on transfer under applicable state or federal securities Laws or under any organizational documents of Parent or other Encumbrances created by such Buyer.

(b)                                 Each share of Parent Stock issued to each Buyer pursuant to Section 1(a) shall reflect the following restrictive legends:

“THESE SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS.  THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF (I) UNLESS (A) REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES AND ‘BLUE SKY’ LAWS OR (B) AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND ANY SUCH LAWS IS AVAILABLE OR (II) UNLESS SOLD PURSUANT TO AND IN COMPLIANCE WITH RULE 144 OF THE ACT AND APPLICABLE SECURITIES OR ‘BLUE SKY’ LAWS.

(c)                                  The closing of the transactions contemplated hereby (the “Stock Closing”) shall take place substantially contemporaneously with the Closing of the Acquisition at the offices of Norton Rose Fulbright US LLP, 1301 McKinney, Suite 5100, Houston, Texas 77010, via the electronic exchange of executed documents.  At the Stock Closing:

(i)                                     Parent shall deliver to each Buyer evidence of the delivery of an instruction letter to Parent’s transfer agent authorizing and directing such transfer agent to issue the Parent Stock to such Buyer (it being agreed that such Buyer and Parent shall take any other actions reasonably necessary to cause the issuance of the Parent Stock as contemplated hereunder); and

(ii)                                  each Buyer shall deliver to Parent the Purchase Price set forth opposite such Buyer’s name on Exhibit A hereto.

(d)                                 The respective obligations of each party hereto to consummate the transactions contemplated by this Agreement shall be subject to the consummation of the Closing of the Acquisition.

2.                                      Investor Representations and Warranties.  To induce Parent to issue and deliver shares of Parent Stock as herein provided, each Buyer hereby makes the following representations and warranties to Parent:

(a)                                 Authority.  Such Buyer has all necessary power and authority, or competence and capacity, as applicable, to execute and deliver this Agreement, to perform its or his respective obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary action, and no other action on the part of such Buyer is necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by such Buyer and, assuming due execution and delivery by Parent, this Agreement constitutes the legal, valid and binding obligation of such Buyer, enforceable against such Buyer in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(b)                                 No Conflict.  The execution, delivery and performance by such Buyer of this Agreement, and the consummation of the transactions contemplated hereby, does not and will not (with or without the giving of notices or passage of time) (i) conflict with or violate in any material respect any Law or order of any Governmental Authority applicable to such Buyer or by which any property or asset of such Buyer is bound or affected, or (ii) conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any consent of, or notice to, any Person pursuant to, any contract, lease, license, instrument, agreement or other arrangement to which such Buyer is a party; except, in the case of clause (ii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to materially delay or materially impede the performance by such Buyer of its or his respective obligations under this Agreement or the consummation of the transactions contemplated hereby or that arise as a result of any facts or circumstances relating to Parent or any of its Affiliates.

(c)                                  Required Filings and Consents. Such Buyer is not required to file, seek or obtain any authorization, approval, waiver, order, Permit or consent of or with, or give any notice to, any Governmental Authority or other third party in connection with the execution, delivery and performance by such Buyer of this Agreement or the consummation of the transactions contemplated hereby, except: (i) for any filings required to be made under the HSR Act; (ii) for such filings as may be required by any applicable federal or state securities or “blue sky” Laws; (iii) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not, individually or in the aggregate, reasonably be expected to materially delay or materially impede the performance by such Buyer of its or his respective obligations under this Agreement or the consummation of the transactions contemplated hereby; or (iv) as may be necessary as a result of any facts or circumstances relating to Parent or any of its Affiliates.

(d)                                 No Brokers or Finders.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of any Buyer.

(e)                                  Investment Representations.

(i)                                     Such Buyer acknowledges that (i) the offering and issuance of Parent Stock hereunder is made pursuant to exemptions from the registration requirements of the Securities Act and pursuant to exemptions from the registration and other requirements of applicable state securities Laws and (ii) Parent is relying on its or his respective representations and warranties in this Agreement in connection with such exemptions.

(ii)                                  Such Buyer is acquiring shares of Parent Stock pursuant to this Agreement for its or his own account for investment purposes only, and not with a view to, or for resale in connection with, any distribution that would require registration under the Securities Act or the securities Laws of any state.

(iii)                               Such Buyer understands that (i) the shares of Parent Stock to be acquired by it or him pursuant to this Agreement (A) have not been registered under the Securities Act or any state securities Laws, (B) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of the Securities Act that relate to private offerings, (C) will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities Laws that relate to private offerings and (D) may be required to be held by it or him indefinitely, and (ii) it or he must therefore bear the economic risk of such investment in the shares of Parent Stock to be acquired by it or him pursuant to this Agreement for an indefinite period of time unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities Laws or is exempt therefrom.  Such Buyer further understands that such exemptions under the Securities Act and applicable state securities Laws depend upon, among other things, the bona fide nature of the investment intent of such Buyer expressed in this Agreement.

(iv)                              Such Buyer acknowledges and agrees that the shares of Parent Stock to be acquired by it or him pursuant to this Agreement may not be sold, transferred or otherwise disposed of without satisfaction of certain requirements of applicable Law, including registration under, or the availability of an exemption from registration under, the Securities Act and applicable state securities Laws.

(v)                                 Such Buyer acknowledges and agrees that (i) Parent has provided it or him and its or his respective advisors and agents, if any, with the opportunity to ask questions of Parent and its representatives or agents concerning the terms of it or his potential acquisition of shares of Parent Stock pursuant to this Agreement, and all such questions have been answered to it or his satisfaction, (ii) it or he has, to the extent it or he has deemed necessary, retained (at its or his own expense) and relied upon appropriate professional advice of its or his own advisors regarding the investment, Tax and legal merits and consequences of an investment in the shares of Parent Stock to be acquired by it or him pursuant to this Agreement, (iii) it or he and its or his respective advisors and agents, if any, have been furnished (or provided access to) all material information regarding the business and financial condition of Parent, the attributes of the Parent Stock and the merits and risks of an investment in shares of Parent Stock that it or he and its or his respective advisors and agents, if any, have requested or otherwise need to evaluate the investment in the shares of Parent Stock to be acquired by it or him pursuant to this Agreement, and neither such Buyer nor any of its or his advisors or agents, if any, desires any further information or data concerning Parent or the Parent Stock, and (iv) it or he and its or his respective advisors and agents, if any, are familiar with investments of the nature of Parent Stock and have substantial knowledge and experience in financial and business matters such that such Buyer, as assisted by its or his respective advisors and agents (if any), is capable of evaluating, and has evaluated, the merits and risks inherent in acquiring the shares of Parent Stock to be acquired by it or him pursuant to this Agreement.

(vi)                              Such Buyer is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act.  Such Buyer has not received any legal,

business, Tax or other advice from Parent or any of its directors, officers, employees, counsel, Affiliates or other representatives with respect to its or his respective investment decision in the shares of Parent Stock to be acquired by it or him pursuant to this Agreement.

(vii)                           Such Buyer acknowledges and agrees that, except as otherwise indicated therein, the materials made available to it or him by Parent speak as of the date thereof, and Parent does not undertake to notify it or him of any change in the affairs of Parent after the respective dates of such materials.

(viii)                        Such Buyer acknowledges and agrees that (A) the only representations and warranties made by Parent in connection with the transactions contemplated by this Agreement are those contained in this Agreement, and (B) the only information made available to it or him in connection with the transactions contemplated hereby on which it or he should rely is contained in this Agreement, the Purchase Agreement and Parent’s filings with the Securities Exchange Commission.

(ix)                              The solicitation of an offer to buy the shares of Parent Stock to be acquired by such Buyer pursuant to this Agreement was communicated to it or him in such a manner that at no time was such Buyer presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general or public advertising or solicitation.

(x)                                 Such Buyer acknowledges and agrees that it or he has been advised that:

THE SUBSCRIBED SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

IN MAKING AN INVESTMENT DECISION SUCH BUYER MUST RELY ON ITS OR HIS OWN EXAMINATION OF PARENT, THE PARENT STOCK AND THE TERMS OF THIS AGREEMENT, INCLUDING THE MERITS AND RISKS INVOLVED.

3.                                      Parent Representations and Warranties.  Parent hereby makes the following representations and warranties to each Buyer:

(a)                                 Organization.  Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

(b)                                 Authority.  Parent has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance by Parent of this

Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other action on the part of Parent is necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Parent and, assuming due execution and delivery by each Buyer, this Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c)                                  No Conflict.                              The execution, delivery and performance by Parent of this Agreement, and the consummation of the transactions contemplated hereby, does not and will not (with or without the giving of notices or passage of time) (i) conflict with or violate the certificate of incorporation or bylaws of Parent, (ii) conflict with or violate in any material respect any Law or order of any Governmental Authority applicable to Parent or by which any property or asset of Parent is bound or affected, or (iii) conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any consent of, or notice to, any Person pursuant to, any material contract, lease, license, instrument, agreement or other arrangement to which Parent is a party; except, in the case of clause (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to materially delay or materially impede the performance by Parent of its obligations under this Agreement or the consummation of the transactions contemplated hereby or that arise as a result of any facts or circumstances relating to Buyers or any of their respective Affiliates.

(d)                                 Authorizations.  Parent is not required to file, seek or obtain any authorization, approval, waiver, order, Permit or consent of or with, or give any notice to, any Governmental Authority or other third party in connection with the execution, delivery and performance by Parent of this Agreement or the consummation of the transactions contemplated hereby, except (i) for any filings required to be made under the HSR Act, (ii) for such filings as may be required by any applicable federal or state securities or “blue sky” Laws, (iii) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not, individually or in the aggregate, reasonably be expected to have materially delay or materially impede the performance by Parent of its obligations under this Agreement or the consummation of the transactions contemplated hereby or (iv) as may be necessary as a result of any facts or circumstances relating to Buyers or any of their respective Affiliates.

(e)                                  Parent Stock.                        Upon delivery to each Buyer of certificates (if any) for the shares of Parent Stock at the Stock Closing, (i) such Buyer shall acquire good and valid title to the shares of Parent Stock, free and clear of any Encumbrance other than restrictions on transfer under applicable state or federal securities Laws or under any organizational documents of Parent or other Encumbrances created by such Buyer or otherwise set forth herein, and (ii) such shares of Parent Stock will have been duly authorized and validly issued and will be fully paid and nonassessable and will not have been issued in violation of any preemptive or similar rights.  There are no restrictions on, or agreements with respect to, the voting rights of the shares of Parent Stock that would, as of the Stock Closing, impair or restrict such Buyer’s rights to vote such shares of Parent Stock immediately after the Stock Closing, including, without limitation, any proxies or voting trusts.

4.                                      Conditions to the Obligations of Parent and Buyers.  Each party’s respective obligations to consummate the transactions contemplated by Section 1 is subject to (i) the satisfaction or waiver on or prior to the Stock Closing of all conditions to closing set forth in Article VI of the Purchase Agreement (other than such conditions as may, by their terms, only be satisfied at the Closing or on the Closing Date, but subject to the satisfaction or waiver of those conditions)), (ii) each party to the Purchase Agreement being ready, willing and able to consummate the Acquisition following completion of the transactions contemplated by this Agreement, and (iii) Parent’s satisfaction of its obligations set forth in Section 5.

5.                                      Covenants of Parent.  Parent covenants and agrees that, prior to the Stock Closing, Parent’s board of directors or a committee of Parent’s board of directors composed solely of two or more non-employee directors shall approve the transactions contemplated by this Agreement and cause the issuance of the shares of Parent Stock to be acquired by each Buyer pursuant to this Agreement to be exempt from Section 16(b) of the Exchange Act of 1934 pursuant to Rule 16b-3(d) promulgated thereunder.

6.                                      Termination.

(a)                                 This Agreement shall terminate automatically without any action on the part of the parties hereto upon the termination of the Purchase Agreement in accordance with the terms thereof.

(b)                                 This Agreement shall terminate upon the written consent of all parties hereto.

(c)                                  If this Agreement is terminated pursuant to Section 6(a), this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of Parent or any Buyer.  Notwithstanding the foregoing, the provisions in Sections 7(d), 7(f), 7(k), and 8(l) will survive the termination hereof.  Nothing herein shall relieve any party hereto from liability for any material breach of this Agreement or any agreement made as of the date hereof or subsequent thereto pursuant to this Agreement.

7.                                      Miscellaneous.

(a)                                 Entire Agreement and Amendments.  This Agreement, together with the exhibits hereto, sets forth the entire understanding of the parties hereto and supersedes all other prior and contemporaneous agreements, arrangements, understandings and communications, whether oral or written, with respect to the subject matter hereof and thereof.  Amendments or modifications to this Agreement may only be made, upon the written consent of the parties hereto.

(b)                                 Further Assurances.  From time to time, each party hereto will execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(c)                                  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e mail, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first (1st) Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)                                     If to Parent, to:

Mattress Firm, Inc.

5815 Gulf Freeway

Houston, Texas 77023

Attention:  Chief Financial Officer

Facsimile:  (713) 921-4053

E-mail: alex.weiss@mfrm.com

with a copy (which shall not constitute notice) to:

Mattress Firm, Inc.

5815 Gulf Freeway

Houston, Texas 77023

Attention:  General Counsel

Facsimile:  (713) 921-4053

E-mail: kindel.elam@mfrm.com

with a further copy (which shall not constitute notice) to:

Norton Rose Fulbright US LLP

1301 McKinney, Suite 5100

Houston, Texas 77010

Attention:  Gene G. Lewis

Email:  gene.lewis@nortonrosefulbright.com

(ii)                                 If to Stagner, to:

5815 Gulf Freeway

Houston, Texas 77023

Attention:  General Counsel

Facsimile:  (713) 921-4053

Attention:                                         R. Stephen Stagner

Facsimile:                                         (713) 921-4053

E-mail: steve.stagner@mfrm.com

(iii)                              If to Winter Street or JWC, to:

1000 Winter Street

Suite 4300

Waltham, Massachusetts 02451

Attention:                                         Adam Suttin

E-mail:        asuttin@jwchilds.com

(d)                                 Governing Law.  This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

(e)                                  Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void.  This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

(f)                                   Costs and Expenses.  All fees and expenses (including fees and expenses of a party’s Representatives) incurred in connection with or related to the negotiation and performance of this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated.

(g)                                  Counterparts.  This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one (1) or more counterparts have been signed by each of the parties and delivered to the other parties.

(h)                                 Headings.  All headings and captions in this Agreement are for purposes of reference only and shall not be construed to limit or affect the substance of this Agreement.

(i)                                     Severability.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(j)                                    Waiver; Extension.  At any time prior to the Stock Closing, the parties hereto may, to the extent permitted by applicable Law, (a) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or any document delivered pursuant hereto or (b) subject to applicable Law, waive compliance with any of the agreements or conditions of the other parties contained herein.  Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer (if applicable) on behalf of such party.  No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.

(k)                                 Consent to Jurisdiction.  Each of the parties irrevocably agrees that any legal Action arising out of or relating to this Agreement or the transactions contemplated hereby brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware; provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court.  Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such Action arising out of or relating to this Agreement and the transactions contemplated hereby.  Each of the parties agrees not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein.  Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(l)                                     WAIVER OF JURY TRIAL.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(m)                             Recovery; Specific Performance.  The parties acknowledge and agree that each party hereto will be entitled to all rights and remedies available at law or in equity for any breach hereof.  The parties agree that irreparable damages would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each of the parties hereto shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches (or threatened beaches) of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity.  Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security as a prerequisite to obtaining equitable relief.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK — SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement effective as of the date first above written.

MATTRESS FIRM HOLDING CORP.

By:	/s/ Alex Weiss
Name:	Alex Weiss
Title:	Chief Financial Officer

WINTER STREET OPPORTUNITIES FUND, L.P.

By: J.W. Childs Advisors III, L.P., its general partner

By: J.W. Childs Associates, L.P., its general partner

By: J.W. Childs Associates, Inc., its general partner

By:	/s/ Adam Suttin
Name:	Adam Suttin
Title:	Vice President

JWC FUND III COINVEST, LLC

By:	/s/ Adam Suttin
Name:	Adam Suttin
Title:	Authorized Signatory

/s/ R. Stephen Stagner
R. Stephen Stagner

[Signature Page to Share Purchase Agreement]

Exhibit A

Buyer	Number of Shares of Parent Stock	Purchase Price
Stagner	139,860	$4,999,995.00
Winter Street	540,653	$19,328,344.80
JWC	18,787	$671,635.25

[Exhibit A to Share Purchase Agreement]